EXHIBIT 4.54


                               AMENDING AGREEMENT


THIS AGREEMENT is effective as the 10th day of August, 2004.

BETWEEN:

                  AMADOR GOLD CORP, (FORMERLY PARKSIDE 2000 RESOURCES CORP.), incorporated under the laws of British Columbia and having an office at 16493-26'h Avenue, Surrey, British Columbia, V3S 9W9

                                                                      ("Amador")

AND:

                  MACHIN MINES LTD., incorporated under the laws of Ontario and having an office at 326 V~ Street North Kenora, Ontario, P9N 2K7

                                                                      ("Machin")


WHEREAS"


A. Pursuant to an agreement dated for reference the 3 1", day of January, 2 003 (the "Option Agreement", which term is defined to include all Schedules attached to and incorporated by reference within the said agreement), Machin granted Amador's predecessor, Parkside 2000 Resources Corp., the right to acquire an undivided interest in certain mineral rights to the Machin Property, more particularly described in Schedule "A" to the Option Agreement~

B. Machin has agreed with Amador to amend the terms of the Option Agreement upon the terms and subject to the conditions as are hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF AMADOR

1.1      Amador represents mid warrants to Machin that:

         a) Amador is the successor in interest to Parkside 2000 Resources Corp., and is fully bound by the terms of the Option Agreement; and

         b) as is required. by section 13.01 of the Option Agreement, has paid or will pay (or, in the alternative, has caused or will cause the payment of) all rent and taxes associated with the Machin Property.


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2.       REPRESENTATIONS AND WARRANTIES OF MACHIN

2.1 In addition to the representations and warranties contained in the Option Agreement, Machin represents and warrants to Amador that the Option Agreement remains in good standing and that, subject to the Option Agreement, it is the beneficial owner of all of the mineral claims comprising the Machin Property, free and clear of all liens, charges and claims of others.

3.       AMENDMENT TO OPTION AGREEMENT

3.1 It is agreed by the parties hereto that Section 3.02(e) of the Option Agreement is hereby deleted and is replaced with the following:

         "(e) paying to Machin a total of CAN $ 250,000 on or before August 27, 2006;

         (f) paying to Machin a total of CAN $ 250,000 on or before August 27, 2007;

         (g) paying to Machin a total of CAN $ 250,000 on or before August 27, 2008; and

         (h) paying to Machin a total of CAN $ 250, 000 on or before August 2 7, 2009.

         Subject to acceptance by the TSX Venture Exchange, in lieu of interest charges, Amador agrees to pay Machin 2 1/2% of the proceeds of any financing(s) completed by Amador, between August 27, 2006 and final payment of all monies due pursuant to Section 3.02."

3.1      The following paragraph 3.04 will be added to the Option Agreement'.

         "3.04 All outstanding amounts, pursuant to Section 3.02, will be due and payable to Machin, within ninety (90) days following the Commencement of Commercial Production."

The remainder of the Option Agreement dated January 31, 2003 and by this agreement shall remain in full force and effect.

4. GENERAL

(a) FURTHER ASSURANCES: The parties will promptly execute or cause to be executed all documents, deed, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of the Agreement.

(b) CONTINUATION: This Agreement will enure to the benefit of and be binding upon the patties and their respective successors and permitted assigns.

(c) GOVERNING LAW: This agreement shall be construed in accordance with the laws in force from time to time in the Province of Ontario.


IN WITNESS WHEREOF this Agreement has been executed by the parties effective as of the day and year first above written.


AMADOR GOLD CORP,

BY:      /s/ Rupert L. Bullock
         -----------------------------
(Title: Rupert L. Bullock., President)


MACHIN MINES LTD.

By:      /s/ Scott Roberts
         -----------------------------
(Title: Scott Roberts, Vice President)


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